Exhibit 99.1

AGILYSYS ANNOUNCES FISCAL 2024 FOURTH QUARTER RECORD REVENUE OF $62.2M AND FULL YEAR RECORD REVENUE OF $237.5M

Annual Revenue Includes Recurring Revenue of $138.1M and Subscription Revenue Growth of 29.6%

Annual Record Adjusted EBITDA of $37.1M and Free Cash Flow of $40.1M

Annual Revenue Expected To Grow To $275M to $280M In Fiscal 2025 With Full Year Adjusted EBITDA of 16%

ALPHARETTA, GA – May 13, 2024 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions that deliver High Return Hospitality, today reported results for its fiscal 2024 fourth quarter and full year ending March 31, 2024.

Summary of Fiscal 2024 Fourth Quarter Financial Results

•
Total net revenue increased 17.6% to a record $62.2 million compared to total net revenue of $52.9 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $36.6 million, or 58.8% of total net revenue, compared to $31.4 million, or 59.3% of total net revenue for the same period in fiscal 2023. Subscription revenue increased 31.6% year over year and was 57.0% of total recurring revenue compared to 50.6% of total recurring revenue in the fourth quarter of fiscal 2023.
•
Gross margin was 61.5% in the fiscal 2024 fourth quarter compared to 60.8% in the comparable prior-year period.
•
Net income attributable to common shareholders in the fiscal 2024 fourth quarter was $3.0 million, or $0.11 per diluted share, compared to $3.6 million, or $0.14 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $11.0 million compared to $8.1 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.32 per share in the fiscal 2024 fourth quarter compared to $0.26 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2024 fourth quarter was $29.3 million compared to free cash flow of $13.2 million in the fiscal 2023 fourth quarter (reconciliation included in financial tables). Ending cash balance was $144.9 million compared to ending cash balance of $112.8 million as of fiscal 2023 year-end.

Summary of Full Fiscal Year 2024 Financial Results

•
Total net revenue increased 19.9% to a record $237.5 million compared to total net revenue of $198.1 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $138.1 million, or 58.1% of total net revenue, compared to $118.3 million, or 59.7% of total net revenue, for fiscal year 2023. Subscription revenue increased 29.6% year over year and was 54.7% of total recurring revenue compared to 49.2% of total recurring revenue in fiscal year 2023.
•
Gross margin was 60.7% in fiscal year 2024 compared to 61.0% in the comparable prior-year period.
•
Net income attributable to common shareholders in fiscal year 2024 was $85.0 million, or $3.17 per diluted share, compared to $12.7 million, or $0.49 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was a record $37.1 million compared to $30.3 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $1.10 per share in fiscal year 2024 compared to $0.97 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in fiscal year 2024 was $40.1 million compared to free cash flow of $27.2 million in fiscal year 2023 (reconciliation included in financial tables).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased to report our ninth consecutive record revenue quarter and another record fiscal year with respect to overall revenue and profitability. The final fiscal year results were significantly better than our expectations at the beginning of the year and at the high end of revised increased expectations during the year.

“Fiscal 2024 fourth quarter revenue was a record $62.2 million, 17.6% higher than the comparable prior year quarter and included subscription revenue growth of 31.6% and services revenue growth of 43.9% year-over-year. Full year fiscal 2024 revenue was a record $237.5 million, 19.9% higher than the previous fiscal year, and included subscription revenue growth of 29.6% and services revenue growth of 39.2%.

Srinivasan continued, “Significant growth in subscription and services revenue and improvements in services margins are good indicators of our continuing progress as a world-class cloud-native end-to-end technology provider fulfilling the growing need for such high-grade software solutions in the hospitality industry. With the completion of virtually all the product re-engineering and modernization projects across POS, PMS, and Inventory-Procurement on which we had been focused for the past several years, we now have a heightened competitive advantage that positions us well for continued sales success and revenue growth. We have made several significant sales breakthroughs during the past few months.

“We expect fiscal year 2025 to mark the beginning of a great new era with full year revenue in the $275 million to $280 million range inclusive of at least 27% subscription revenue growth and Adjusted EBITDA at 16% of revenue,” Srinivasan concluded.

Fiscal 2025 Outlook

The Company expects full year fiscal 2025 revenue to be $275 million to $280 million, including higher than 27% year-over-year subscription revenue growth. Adjusted EBITDA is expected to be 16% of revenue for the full fiscal year.

Dave Wood, Chief Financial Officer, commented, “We are pleased with the results for the 2024 fiscal year. Our disciplined approach throughout the year enabled us to execute well on our fiscal 2024 financial plan while positioning us for continued success and growth into fiscal year 2025. Strong subscription revenue growth is an indication of our expanding competitive product strength and results of the increasing investments in sales and marketing efforts. We continue to see growth opportunities in front of us and remain focused on executing disciplined profitable growth.”

2024 Fourth Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, May 13, 2024, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register.vevent.com/register/BI5c740825742e4b699d9ea8b050cd4a0b. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register fifteen minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties can also access the conference call live on the Events and Presentations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2025 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2025 guidance, future revenue growth, the company's ability to convert the backlog into revenue, and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art software solutions and services that help organizations achieve High Return Hospitality™ by maximizing Return on Experience (ROE) through interactions that make ‘personal’ profitable. Customers around the world use Agilysys Property Management Systems (PMS), Point-of-Sale (POS) solutions and Food & Beverage Inventory and Procurement (I&P) systems to consistently delight guests, retain staff and grow margins. Agilysys’ 100% hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,		Year Ended March 31,

(In thousands, except per share data)	2024	2023	2024	2023
Net revenue:
Products	$10,983	$11,347	$49,083	$43,638
Subscription and maintenance	36,588	31,368	138,069	118,285
Professional services	14,650	10,182	50,312	36,142
Total net revenue	62,221	52,897	237,464	198,065
Cost of goods sold:
Products	6,294	6,312	26,318	22,994
Subscription and maintenance	8,059	7,039	30,870	26,262
Professional services	9,592	7,363	36,020	27,990
Total cost of goods sold	23,945	20,714	93,208	77,246
Gross profit	38,276	32,183	144,256	120,819
Gross profit margin	61.5%	60.8%	60.7%	61.0%
Operating expenses:
Product development	14,284	13,710	56,739	50,260
Sales and marketing	8,601	6,097	28,439	22,716
General and administrative	9,073	7,819	36,279	30,669
Depreciation of fixed assets	854	398	3,896	1,769
Amortization of internal-use software and intangibles	246	417	1,366	1,743
Other charges, net	1,711	61	1,756	435
Legal settlements	28	248	28	352
Total operating expense	34,797	28,750	128,503	107,944
Operating income	3,479	3,433	15,753	12,875
Other income (expense):
Interest income	1,503	1,006	5,083	2,192
Other (expense) income, net	(136)	(102)	(152)	697
Income before taxes	4,846	4,337	20,684	15,764
Income tax provision (benefit)	1,885	262	(65,511)	1,182
Net income	$2,961	$4,075	$86,195	$14,582
Series A convertible preferred stock dividends	—	(459)	(1,204)	(1,836)
Net income attributable to common shareholders	$2,961	$3,616	$84,991	$12,746

Weighted average shares outstanding - basic	26,913	24,825	25,668	24,694

Net income per share - basic:	$0.11	$0.15	$3.31	$0.52

Weighted average shares outstanding - diluted	28,019	26,262	26,842	25,929

Net income per share - diluted:	$0.11	$0.14	$3.17	$0.49

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
(In thousands, except share data)	2024 (Unaudited)	2023
ASSETS
Current assets:
Cash and cash equivalents	$144,891	$112,842
Accounts receivable, net of allowance for expected credit losses of $974 and $610, respectively	29,441	22,378
Contract assets	2,287	2,242
Inventories	4,587	9,774
Prepaid expenses and other current assets	7,731	7,422
Total current assets	188,937	154,658
Property and equipment, net	17,930	14,576
Operating lease right-of-use assets	18,384	12,708
Goodwill	32,791	32,638
Intangible assets, net	16,952	18,140
Deferred income taxes, non-current	67,373	2,790
Other non-current assets	8,063	7,526
Total assets	$350,430	$243,036
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,422	$9,418
Contract liabilities	56,148	52,124
Accrued liabilities	19,522	13,708
Operating lease liabilities, current	4,279	3,263
Finance lease obligations, current	—	2
Total current liabilities	89,371	78,515
Deferred income taxes, non-current	554	2,257
Operating lease liabilities, non-current	19,613	13,477
Other non-current liabilities	4,415	4,018
Commitments and contingencies
Series A convertible preferred stock, no par value	—	35,459
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 27,376,862 and 25,326,626 shares outstanding at March 31, 2024 and March 31, 2023, respectively	10,003	9,482
Treasury shares, 5,965,426 and 6,280,205 at March 31, 2024 and March 31, 2023, respectively	(1,791)	(1,884)
Capital in excess of stated value	94,680	52,978
Retained earnings	137,755	52,764
Accumulated other comprehensive loss	(4,170)	(4,030)
Total shareholders' equity	236,477	109,310
Total liabilities and shareholders' equity	$350,430	$243,036

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year Ended
	March 31,
(In thousands)	2024	2023

Operating activities
Net income	$86,195	$14,582
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on asset disposals	(1,145)	66
Depreciation of fixed assets	3,896	1,769
Amortization of internal-use software and intangibles	1,366	1,743
Deferred income taxes	(66,353)	(181)
Share-based compensation	14,111	12,958
Changes in operating assets and liabilities:
Accounts receivable	(6,996)	2,537
Contract assets	(36)	(590)
Inventory	5,189	(2,897)
Prepaids and other current assets	(291)	(2,084)
Accounts payable	973	(1,582)
Contract liabilities	3,965	6,383
Accrued liabilities	5,659	2,711
Income taxes payable, net	(1,177)	290
Other changes, net	2,830	(1,242)
Net cash provided by operating activities	48,186	34,463
Investing activities
Capital expenditures	(8,127)	(7,238)
Proceeds from sale of assets	552	—
Cash (paid for) business combinations, net of cash acquired	—	395
Additional investments in corporate-owned life insurance policies	(27)	(27)
Net cash used in investing activities	(7,602)	(6,870)
Financing activities
Payment of preferred stock dividends	(1,663)	(1,836)
Repurchase of common shares to satisfy employee tax withholding	(6,893)	(9,254)
Principal payments under long-term obligations	(2)	(4)
Net cash used in financing activities	(8,558)	(11,094)
Effect of exchange rate changes on cash	23	(628)
Net increase in cash and cash equivalents	32,049	15,871
Cash and cash equivalents at beginning of period	112,842	96,971
Cash and cash equivalents at end of period	$144,891	$112,842

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three months ended		Twelve months ended
	March 31,		March 31,
(In thousands)	2024	2023	2024	2023
Net income	$2,961	$4,075	$86,195	$14,582
Income tax provision (benefit)	1,885	262	(65,511)	1,182
Income before taxes	4,846	4,337	20,684	15,764
Depreciation of fixed assets	854	398	3,896	1,769
Amortization of internal-use software and intangibles	246	417	1,366	1,743
Amortization of developed technology acquired	40	39	159	159
Interest income, net	(1,503)	(1,006)	(5,083)	(2,192)
EBITDA (a)	4,483	4,185	21,022	17,243
Share-based compensation	4,622	3,548	14,111	12,958
Other charges, net	1,711	61	1,756	435
Other non-operating expense (income)	136	102	152	(697)
Legal settlements	28	248	28	352
Adjusted EBITDA (b)	$10,980	$8,144	$37,069	$30,291

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) and charges, net, iii) other non-operating expense (income), and iv) legal settlements

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three months ended		Twelve months ended
	March 31,		March 31,
(In thousands, except per share data)	2024	2023	2024	2023
Net income attributable to common shareholders	$2,961	$3,616	$84,991	$12,746
Amortization of developed technology acquired	40	39	159	159
Amortization of internal-use software and intangibles	246	417	1,366	1,743
Share-based compensation	4,622	3,548	14,111	12,958
Other charges, net	1,711	61	1,756	435
Legal settlements	28	248	28	352
Tax events (a)	577	—	(69,067)	—
Income tax adjustments	(1,194)	(994)	(3,805)	(3,274)
Adjusted net income (b)	$8,991	$6,935	$29,539	$25,119

Basic weighted average shares outstanding	26,913	24,825	25,668	24,694
Diluted weighted average shares outstanding	28,019	26,262	26,842	25,929

Adjusted basic earnings per share (c)	$0.33	$0.28	$1.15	$1.02
Adjusted diluted earnings per share (c)	$0.32	$0.26	$1.10	$0.97

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three months ended		Twelve months ended
	March 31,		March 31,
(In thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$29,807	$16,783	$48,186	$34,463
Capital expenditures	(469)	(3,622)	(8,127)	(7,238)
Free cash flow (a)	$29,338	$13,161	$40,059	$27,225

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures